SCHEDULE 14A INFORMATION
              STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
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Check the appropriate box:

[_] Preliminary Proxy Statement          [_] Confidential, for Use of the
                                         Commission Only (as permitted by Rule
                                         14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12.


                               INTELLI-CHECK, INC.

                (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant) Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[_]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]   Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

                               INTELLI-CHECK, INC.
                             246 CROSSWAYS PARK WEST
                            WOODBURY, NEW YORK 11797


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD JUNE 8, 2005


To the Shareholders of
INTELLI-CHECK, INC.

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of INTELLI-CHECK, INC. (the "Company"), a Delaware corporation, will be held at the American Stock Exchange, 86 Trinity Place, New York, New York 10006, on Wednesday, June 8, 2005, at 11:00 a.m., local time, for the following purposes:

      1. To elect, subject to the provisions of the By-laws, three directors each to serve for a three-year term until their respective successors have been duly elected and qualified;

      2. To consider and act upon a proposal to approve the appointment of Amper, Politziner and Mattia, P.C. as our independent public accountants for the 2005 fiscal year; and

      3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

      The Board of Directors has fixed the close of business on April 21, 2005 as the record date for the meeting and only record holders of shares of the Company's Common Stock at that time will be entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournment or adjournments thereof. This proxy statement and the accompanying proxy will be mailed on or about May 13, 2005.

                                      By order of the Board of Directors,

                                      Frank Mandelbaum
                                      Chairman of the Board
Woodbury, New York
May 13, 2005




                                    IMPORTANT
               IF YOU CANNOT PERSONALLY ATTEND THE MEETING, IT IS
               REQUESTED THAT YOU INDICATE YOUR VOTE ON THE ISSUES
             INCLUDED ON THE ENCLOSED PROXY AND DATE, SIGN AND MAIL
                IT IN THE ENCLOSED SELF-ADDRESSED ENVELOPE WHICH
               REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES

                               INTELLI-CHECK, INC.
                             246 CROSSWAYS PARK WEST
                            WOODBURY, NEW YORK 11797

            --------------------------------------------------------

                           P R O X Y S T A T E M E N T

                                       FOR

                         ANNUAL MEETING OF SHAREHOLDERS

                       TO BE HELD WEDNESDAY, JUNE 8, 2005

            --------------------------------------------------------


                              SOLICITATION OF PROXY


      The accompanying proxy is solicited on behalf of the Board of Directors of Intelli-Check, Inc. (the "Company"), for use at the annual meeting of shareholders of the Company (the "Annual Meeting") to be held on Wednesday, June 8, 2005 at the American Stock Exchange, 86 Trinity Place, New York, New York 10006 at 11:00 a.m., local time. This proxy statement contains information about the matters to be considered at the meeting or any adjournments or postponements of the meeting. In addition to mail, proxies may be solicited by personal interview, telephone or telegraph by our officers and regular employees, without additional compensation. We will bear the cost of solicitation of proxies. Brokerage houses, banks and other custodians, nominees and fiduciaries will be reimbursed for out-of-pocket and reasonable expenses incurred in forwarding proxies and proxy statements. The Board of Directors has set April 21, 2005 as the record date (the "Record Date") to determine those holders of record of common stock, par value $.001 ("Common Stock") who are entitled to notice of, and to vote at the Annual Meeting. On or about May 13, 2005, the Company's 2004 Annual Report, including financial statements, this Proxy Statement and the proxy card (the "Proxy Card" or "Proxy") are being mailed to stockholders of record as of the close of business on April 21, 2005.

                                ABOUT THE MEETING

WHAT IS BEING CONSIDERED AT THE MEETING?

     You will be voting on the following:
o     the election of three directors each to serve for a three year term;
o the approval of the appointment of Amper, Politziner and Mattia, P.C., as our independent public accountants.

WHO IS ENTITLED TO VOTE AT THE MEETING?

      You may vote if you owned common stock as of the close of business on April 21, 2005. Each share of common stock is entitled to one vote.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

      Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by mail. In order for us to conduct our meeting, a majority of the combined voting power of our common stock as of April 21, 2005 must be present at the meeting. This is referred to as a quorum. On April 21, 2005, there were 10,754,240 shares outstanding of common stock entitled to vote.

HOW DO I VOTE?

     You can vote in two ways:
o     by attending the meeting in person; or
o     by completing, signing and returning the enclosed proxy card.

CAN I CHANGE MY MIND AFTER I SUBMIT MY PROXY?

      Yes, you may change your mind at any time before a vote is taken at the meeting. You can do this by either (1) signing another proxy with a later date and returning it to us prior to the meeting or filing with our corporate secretary a written notice revoking your proxy, or (2) voting again at the meeting.

WHAT IF I RETURN MY PROXY CARD BUT DO NOT INCLUDE VOTING INSTRUCTIONS?

      Proxies that are signed and returned but do not include voting instructions will be voted FOR the election of the three nominated directors and FOR the approval of the appointment of our independent public accountants.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

      It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Continental Sock Transfer and Trust Company. The transfer agent's telephone number is (212) 509-4000.

WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

      If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy. Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Brokerage firms generally have the authority to vote customers' unvoted shares on certain "routine" matters, including the election of directors and the ratification or approval of the appointment of independent public accountants. When a brokerage firm votes its customer's unvoted shares, these shares are counted for purposes of establishing a quorum. At our meeting these shares will be counted as voted by the brokerage firm in the election of directors and the approval of the appointment of our independent public accountants.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

      The affirmative vote of a plurality of the votes cast at the annual meeting is required for approval of the election of directors and the affirmative vote of a majority of the votes cast is required for the approval of the appointment of our independent public accountants.

DO WE CURRENTLY HAVE, OR DO WE INTEND TO SUBMIT FOR STOCKHOLDER APPROVAL, ANY ANTI-TAKEOVER DEVICE?

      Our Certificate of Incorporation, By-Laws and other corporate documents do not contain any provisions that contain material anti-takeover aspects except for our classified board of directors. We have no plans or proposals to submit any other amendments to the Certificate of Incorporation or By-Laws or other measures in the future that have anti-takeover effects.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

      Our board of directors is a classified board with each class of directors being elected each year for a term of three years. The persons named in the accompanying proxy will vote for the election of the following persons as directors, two of which are presently members of the Board of Directors, to hold office for the terms set forth below or until their respective successors have been elected and qualified. Unless specified to be voted otherwise, each proxy will be voted for the nominees named below. Evelyn Berezin's term as a director expires in June 2005. Ms. Berezin has determined not to stand for re-election. Such decision was not the result of a disagreement with the Company on any matter relating to the Company's operations, policies or practices. All nominees have consented to serve as directors if elected.

                                              POSITION WITH THE COMPANY                  DIRECTOR       CURRENT TERM
NAME                       AGE                 AND PRINCIPAL OCCUPATION                    SINCE          EXPIRES
Edwin Winiarz              47     Senior Executive Vice President, Treasurer,              1999         June 8, 2005
                                  Chief Financial Officer and Director

Arthur L. Money            64     Director                                                 2003         June 8, 2005

Guy L. Smith               56     Director Nominee                                          N/A                  N/A

                                           DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth certain information with respect to each director and executive officer as of April 21, 2005:

                                                POSITION WITH THE COMPANY                HELD OFFICE     CURRENT TERM
NAME                       AGE                   AND PRINCIPAL OCCUPATION                  SINCE           EXPIRES
Frank Mandelbaum           71     Chairman, Chief Executive Officer and Director           1996             July 2007

Edwin Winiarz              47     Senior Executive Vice President, Treasurer, Chief        1999             June 2005
                                  Financial Officer and Director

Russell T. Embry           41     Senior Vice President and Chief Technology               2001                   N/A
                                  Officer

Todd Liebman               31     Senior Vice President, Marketing and Operations          2004                   N/A

Ashok Rao                  55     Vice Chairman and Director                               2004             July 2007

John N. Hatsopoulos        71     Director                                                 2003             July 2006

Arthur L. Money            64     Director                                                 2003             June 2005

Charles McQuinn            64     Director                                                 1999             July 2007

Thomas A. Prendergast      71     Director                                                 2004             July 2007

Jeffrey Levy               62     Director                                                 1999             July 2006

Evelyn Berezin             79     Director                                                 1999             June 2005

BUSINESS EXPERIENCE

      FRANK MANDELBAUM has served as our Chairman of the Board and Chief Executive Officer since July 1, 1996. He also served as Chief Financial Officer until September 1999. From January 1995 through May 1997, Mr. Mandelbaum served as a consultant providing strategic and financial advice to Pharmerica, Inc. (formerly Capstone Pharmacy Services, Inc.), a publicly held company. Prior to January 1995, Mr. Mandelbaum was Chairman of the Board, Chief Executive Officer and Chief Financial Officer of Pharmerica, Inc. From July 1994 through December 1995, Mr. Mandelbaum served as Director and Chairman of the Audit and Compensation Committees of Medical Technology Systems, Inc., also a publicly held company. From November 1991 through January 1995, Mr. Mandelbaum served as Director of the Council of Nursing Home Suppliers, a Washington, D.C. based lobbying organization. From 1974 to date, Mr. Mandelbaum has been Chairman of the Board and President of J.R.D. Sales, Inc., a privately held financial consulting company. As required by his employment agreement, Mr. Mandelbaum devotes substantially all his business time and attention to our business.

      EDWIN WINIARZ was elected Senior Executive Vice President in July 2000 and a director in August 1999 and became Executive Vice President, Treasurer and Chief Financial Officer on September 7, 1999. From July 1994 until August 1999, Mr. Winiarz was Treasurer and Chief Financial Officer of Triangle Service Inc., a privately held national service company. From November 1990 through July 1994, Mr. Winiarz served as Vice President Finance/Controller of Pharmerica, Inc. (formerly Capstone Pharmacy Services, Inc.). From March 1986 until November 1990, Mr. Winiarz was a manager with the accounting firm of Laventhal & Horwath. Mr. Winiarz is a certified public accountant and holds an MBA in management information systems from Pace University.

      RUSSELL T. EMBRY was elected Senior Vice President and Chief Technology Officer in July 2001 and was Vice President, Information Technology, since July 1999. From January 1998 to July 1999, Mr. Embry was Lead Software Engineer with RTS Wireless. From April 1995 to January 1998, he served as Principal Engineer at GEC-Marconi Hazeltine Corporation. From August 1994 through April 1995, he was a staff software engineer at Periphonics Corporation. From September 1989 to August 1994, Mr. Embry served as Senior Software Engineer at MESC/Nav-Com. From July 1985 through September 1989, he was a software engineer at Grumman Aerospace. Mr. Embry holds a B.S. in Computer Science from Stony Brook and an M.S. in Computer Science from Polytechnic University, Farmingdale.

      TODD LIEBMAN, age 31, joined Intelli-Check, Inc. in December 2004 as its Senior Vice President of Marketing and Operations. Prior to joining Intelli-Check, Mr. Liebman served as President of Quick Kiosk, a Kinetics Company, LLC (QK), a self-service solution provider focused on the quick serve restaurant market industry. In September 2004 Mr. Liebman completed the sale of QK to NCR Corporation (NYSE:NCR). Prior to founding QK, Mr. Liebman served as Director of Business Development of Trex Communications Corporation (TrexCom), a telecommunications start-up focused on satellite communications systems and multi-media interactive response systems, which was sold to L-3 Communications, Inc. in February 2000. TrexCom grew from a complete start-up that was losing money in 1997 to reaching $60 million in revenues and becoming profitable in less than two years. Mr. Liebman received his Bachelor's of Science in Management from Tulane University's A.B. Freeman School of Business. Mr. Liebman has also participated in an Executive Education program at the University of Pennsylvania's Wharton School of Business.

      ASHOK RAO, age 55, was appointed as a director in December 2004 and Vice Chairman in January 2005. Mr. Rao is currently an angel investor in numerous high-tech start-ups as well as the producer of a major motion picture scheduled for worldwide release in April 2005. Mr. Rao was CEO of Prime Wave Communications, a broadband wireless access technology subsidiary of L3 L-3 Communications, Inc. ("L3") from 2000 to 2003. Prior to that, he was the founder and chief executive officer of Trex Communications ("TrexCom"), a Thermo Electron satellite communications business, which reached annual revenues of $60 million in the second year. He was instrumental in the sale of TrexCom to L3 in 2000. Mr. Rao holds a bachelor's degree in mechanical engineering from the Indian Institute of Technology, New Delhi, a master's degree in systems engineering from Marquette University, and a diploma in Financial Management from the London School of Economics. Mr. Rao is also a trustee of numerous charitable organizations.

      JOHN N. HATSOPOULOS, age 71, was elected as a director in December 2003. Mr. Hatsopoulos is currently the chief executive officer of American Distributed Generation Inc. He is the co-founder of Thermo Electron Corporation (NYSE:TMO) and the retired president and vice chairman of its Board of Directors. Mr. Hatsopoulos is also managing partner of Glen Rose Capital LLC, a leverage buyout investment fund, and managing partner of Alexandros Partners LLC, a financial advisory firm. Prior to his role at American Distributed Generation, which provides a range of products and services in support of the emerging market for on-site generation of electricity, heating and cooling at commercial, institutional and light industrial facilities, Mr. Hatsopoulos held a wide variety of positions at Thermo Electron Corporation. Over more than four decades, Mr. Hatsopoulos served as vice president of corporate strategy, during which time he handled acquisitions, financial and investor relations and corporate investments, as chief financial officer and, at retirement, as president and vice chairman of the Board of Directors, among other positions. Mr. Hatsopoulos graduated from Athens College in Athens, Greece in 1953. He holds a B.S. in history and mathematics from Northeastern University, together with Honorary Doctorates in Business Administration from Boston College and Northeastern University. He served on the Board of Directors of the American Stock Exchange from 1994 through 2000. He is currently a member of the Board of Directors of TEI BioSciences Inc. and a "Member of the Corporation" for Northeastern University.

      ARTHUR L. MONEY, age 65, was elected as a director in February 2003. Mr. Money was confirmed by the Senate and served as the Assistant Secretary of Defense for Command, Control, Communications and Intelligence from 1999 to 2001 and was also the Chief Information Officer for the Department of Defense from 1998 until 2001. Prior to that he served as the Senior Civilian Official, Office of the Assistant Secretary of Defense, from 1998 to 1999 and was earlier confirmed by the Senate as Assistant Secretary of the Air Force for Research, Development and Acquisition and served as Chief Information Officer, from 1996 to 1998. Mr. Money currently serves as a member of the advisory board of several corporations including the Boeing Company (NYSE: BA). He also serves on the Board of Directors of Silicon Graphics, Inc. (NYSE: SGI) and CACI International (NYSE: CAI) and has been recognized for his vision, leadership and commitment to excellence in systems and process re-engineering. Mr. Money, who holds a Master of Science Degree in Mechanical Engineering from the University of Santa Clara (Calif.) and a Bachelor of Science Degree in Mechanical Engineering from San Jose (Calif.) State University also currently serves on several U.S. Government Boards and Panels such as NIMA Advisory Board, Defense Science Board, US Air Force AC2ISR Center Advisory Board and the US Navy "DSAP" Special Advisory Panel. Prior to his government service, he had a distinguished business career having served as President of ESL Inc., a subsidiary of TRW, Inc., from 1990 to 1994 prior to its consolidation with its Avionics and Surveillance Group when he became Vice President and Deputy General Manager of the Group.

      CHARLES MCQUINN, age 64, was elected as a director in August 1999. He has been, since 1997, an independent product development/marketing consultant to Internet based companies. Mr. McQuinn has also served as CEO of The McQuinn Group, Inc., a system integration and institutional marketing company, from November 1998 to the present. From 1995 to 1997, Mr. McQuinn was President of DTN West, a fixed income price quote company with products for banks and governments. From 1990 to 1995, Mr. McQuinn was President of Bonneville Market Information, an equities price quote company with products for traders and brokers. From 1985 to 1990, Mr. McQuinn was President of Bonneville Telecommunications Company, a satellite video and data company. Prior to 1985, he held various product development/marketing/management positions with Burroughs Corporation. Mr. McQuinn holds a BS in marketing from Ball State University and an MBA in management from Central Michigan University.

      THOMAS A. PRENDERGAST, age 71, was elected as a director in March 2004. Mr. Prendergast is currently an investment and management consultant. He presently serves as chairman of the board of The Steel Corporation of Texas, Texzona Industries, Inc. and Scot Holding, Inc. and as director of Double Eagle Petroleum, Inc., a public company. Throughout his career, Mr. Prendergast has served as a member of the board of directors for more than seventeen publicly traded companies across a broad range of industries. He has worked with companies in special situations, including the initial public offering of Farah Manufacturing, where he was executive vice president for ten years. He has been involved in a number of turnaround situations and various high-profile transactions, including the sale of Market Guide, Inc. to Multex, the global provider of institutional research products, which has since been integrated into Reuters Products & Services. Mr. Prendergast was the founding member and President of the Board of Trustees of El Paso Community College from 1962 to 1982. He is a certified public accountant and holds a Bachelor of Science degree from Fordham University.

      JEFFREY LEVY, age 62, was elected as a director in December 1999. He has been, since February 1977, President and Chief Executive Officer of LeaseLinc, Inc., a third-party equipment leasing company and lease brokerage company. Prior to 1977, Mr. Levy served as President and Chief Executive Officer of American Land Cycle, Inc. and Goose Creek Land Cycle, LLC, arboreal waste recycling companies. During that time he also served as Chief Operating Officer of ICC Technologies, Inc. and AWK Consulting Engineers, Inc. Mr. Levy has had a distinguished career as a member of the United States Air Force from which he retired as a colonel in 1988. He serves as a board member of the Northern Virginia Chapter of Mothers Against Drunk Driving, the Washington Regional Alcohol Program, the Zero Tolerance Coalition and the National Drunk and Drugged Driving Prevention Month Coalition and is a member of the Virginia Attorney General's Task Force on Drinking by College Students and MADD's National Commission on Underage Drinking. Mr. Levy holds a BS in International Relations from the United States Air Force Academy, a graduate degree in Economics from the University of Stockholm and an MBA from Marymount University.

      EVELYN BEREZIN, age 79, was elected as a director in August 1999. She has been, since October 1987, an independent management consultant to technology based companies. From July 1980 to September 1987, Ms. Berezin was President of Greenhouse Management Company, a venture capital fund dedicated to investment in early-phase high-technology companies. Ms. Berezin holds an AB in Physics from New York University and has held an Atomic Energy Commission Fellowship. Ms. Berezin has served on the boards of a number of public companies including Bionova Corp., Cigna Corp., Datapoint Corp., Koppers Company, Inc. and Genetic Systems Inc., as well as more than fourteen private technology-based companies. She also serves on the boards of Sion Energy Inc. and BioPhotonics Corp. Ms. Berezin holds honorary doctorates from Adelphi University and Eastern Michigan University and is on the Board of the Stony Brook Foundation of Stony Brook University, Boyce Thompson Institute, and Brookhaven Science Associates, the manager of Brookhaven Laboratories.

      GUY L. SMITH, age 56, is a director nominee. Mr. Smith has been the Executive Vice President of Diageo, the world's leading premium drinks company, since 2000 and is responsible for Corporate Relations and Marketing Public Relations. At Diageo, Mr. Smith's responsibilities include overseeing the corporation's civic and social responsibility efforts in North America, including the Diageo Marketing Code. The Code governs the company's social responsibility activities with regard to the marketing and sale of alcoholic beverages and the company's undertakings to reduce underage access and abuse of alcohol. From 1998 - 1999, prior to joining Diageo, Mr. Smith was Special Advisor to President Clinton on The White House staff, where he served on the impeachment defense team. Mr. Smith also served as an informal strategic communications advisor to President Clinton from the beginning of the Clinton Administration. From 1999 - 2000, Mr. Smith was associated with The Hawthorn Group, a Washington-based public affairs firm, as well as with his own firm, Smith Worldwide Inc., from 1994 - 1996, which focused on reputation and crisis management. He was Chief Operating Officer of Hill & Knowlton International Public Relations, from 1992 - 1993, where he consulted with the firm's largest consumer product, technology, and legal clients. Prior to that Mr. Smith was Vice President-Corporate Affairs, the senior public affairs and public relations officer, for Philip Morris Companies Inc. from 1975 - 1992. During his 17 years with Philip Morris, Mr. Smith led the Corporate Affairs departments of the Miller Brewing Company and The Seven-Up Company, both then Philip Morris operating companies. Mr. Smith began his career as a reporter and assistant city editor for The Knoxville Journal. He is currently chairman of the Barrier Island Trust, an environmental protection organization and sits on the Board of Advisors of Mount Vernon, George Washington's home outside Washington, DC. Mr. Smith also serves as an Honorary Battalion Chief of the Fire Department of New York.

      Directors generally serve for staggered terms of three (3) years and hold office until the next annual meeting, following the conclusion of their term, of stockholders and the election and qualification of their successors. Executive officers are elected by and serve at the discretion of the board of directors.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

      The Securities and Exchange Commission has adopted rules relating to the filing of ownership reports under Section 16 (a) of the Securities Exchange Act of 1934. One such rule requires disclosure of filings, which are not deemed to be timely under the Commission's rules. During the review of Forms 3, it was determined that Mr. Prendergast failed to file a timely report of the grant of 7,500 stock options on April 1, 2004 due to his not having EDGAR access codes; however, such failure was remedied by the reporting of this transaction on April 7, 2004. It was also determined that Mr. Rao failed to file a timely report concerning his appointment as a director of the Company and the grant of 75,000 stock options on December 3, 2004 due to his not having EDGAR access codes; however, such failure was remedied by the reporting of this transaction on December 14, 2004. It was further determined that Mr. Liebman failed to file a timely report concerning his becoming an executive officer of the Company on December 10, 2004 and the grant of 175,000 stock options on December 10, 2004 due to his not having EDGAR access codes; however, such failure was remedied by the reporting of this transaction on December 17, 2004. During the review of Forms 4, it was determined that Mr. Hatsopoulos failed to file a timely report concerning the purchase of 1,000 shares of common stock on January 12, 2004 and the grant of 2,500 stock options on May 10, 2004; however, such failures were remedied by the reporting of these transactions on January 15, 2004 and May 20, 2004, respectively. It was also determined that Mr. Levy failed to file a timely report regarding the purchase of 500 shares of common stock on December 1, 2004; however, such failure was remedied by the reporting of this transaction on December 7, 2004. All other transactions were reported in a timely fashion.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

      During the fiscal year ended December 31, 2004, the board of directors held eight meetings, the audit committee held five meetings, the corporate governance and nominating committee held three meetings and the compensation committee held two meetings. All of the directors attended at least 75% of the aggregate of all Board and meetings of committees on which they served. Jeffrey Levy did not attend one meeting of the board of directors. The Board of Directors has determined that Ms. Berezin, Messrs. Prendergast, McQuinn, Levy, Rao, Money and Hatsopoulos, each of whom is independent pursuant as defined in
Section 121(A) of the American Stock Exchange's listing standards. The Company does not have a written policy relating to attendance by members of the board of directors at annual shareholder meetings. However, it is communicated and understood by all directors that they are required to attend barring any unforeseen circumstance. All directors attended last year's annual shareholder meeting.

COMPENSATION COMMITTEE

      The board of directors has established a compensation committee which is currently comprised of Mr. Levy, chairperson, Mr. Hatsopoulos, Mr. Money and Mr. Rao. The compensation committee reviews and recommends to the board the compensation for all officers and directors of our company and reviews general policy matters relating to the compensation and benefits of all employees. The compensation committee also administers the stock option plans.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

      The board of directors has established a corporate governance and nominating committee, which is comprised of Mr. McQuinn, chairperson, Ms. Berezin and Mr. Levy. The corporate governance and nominating committee has adopted a written charter. The charter sets forth responsibilities, authority and specific duties of the corporate governance and nominating committee. A copy of the corporate governance and nominating committee charter is attached hereto as EXHIBIT A. The corporate governance and nominating committee reviews our internal policies and procedures and by-laws. With respect to nominating director candidates, this committee identifies and evaluates potential director candidates and recommends candidates for appointment or election to the Board.

      The corporate governance and nominating committee may consider those factors it deems appropriate in evaluating director nominees, including judgment, skill, diversity, strength of character, experience with businesses and organizations comparable in size or scope to the Company, experience and skill relative to other board members, and specialized knowledge or experience. Depending upon the current needs of our Board of Directors, certain factors may be weighed more or less heavily by the corporate governance and nominating committee. In considering candidates for our Board of Directors, the corporate governance and nominating committee will evaluate the entirety of each candidate's credentials and, other than the eligibility requirements established by the corporate governance and nominating committee, will not have any specific minimum qualifications that must be met by a nominee. The corporate governance and nominating committee will consider candidates for the Board from any reasonable source, including current board members, shareholders, professional search firms or other persons. The corporate governance and nominating committee will not evaluate candidates differently based on who has made the recommendation.

      Although we do not currently have a formal policy or procedure for stockholder recommendations of director candidates, the Board of Directors welcomes such recommendations and will consider candidates recommended by stockholders. Because we do not prohibit or restrict such recommendations, we have not implemented a formal policy with respect to stockholder recommendations. However, the Board may consider implementing such a policy in the future.

      Our new director nominee, Guy L. Smith, was recommended to the committee by a non-management director.

PROCESS FOR SENDING COMMUNICATIONS TO THE BOARD OF DIRECTORS

      Shareholders that wish to communicate with the board of directors are welcomed to put their comments in writing addressed to the Company's Investor Relations Representative, Edwin Winiarz. Such communications may be sent to the Company's corporate headquarters located at 246 Crossways Park West, Woodbury, NY 11797. Upon receipt, Mr. Winiarz will distribute the correspondence to the directors.

AUDIT COMMITTEE

      The board of directors has a separately designated audit committee established in accordance with Section 3(a)(58) of the Securities Exchange Act of 1934, which is currently comprised of Mr. Prendergast, chairperson, Mr. McQuinn and Ms. Berezin. The members of the Audit Committee are independent as defined in Section 121(A) of the American Stock Exchange's listing standards. The audit committee recommends to the board of directors the annual engagement of a firm of independent accountants and reviews with the independent accountants the scope and results of audits, our internal accounting controls and audit practices and professional services rendered to us by our independent accountants. The Audit Committee has adopted a written charter. The charter sets forth the responsibilities, authority and specific duties of the Audit Committee. A copy of the Audit Committee Charter is attached hereto as EXHIBIT B.

      The Board of Directors has determined that it has at least one audit committee financial expert serving on our audit committee. Mr. Prendergast, who is a certified public accountant and holds a Bachelor of Science degree from Fordham University, is an "audit committee financial expert" and is an independent member of the board of directors.

ACQUISITION COMMITTEE

      The board of directors has recently established an acquisition committee comprised of John Hatsopoulos, chairperson, Ashok Rao, Frank Mandelbaum and Edwin Winiarz. The acquisition committee recommends to the board of directors opportunities within the Corporation's area of strategic development for merger and/or acquisition which may enhance shareholder value.

                             AUDIT COMMITTEE REPORT

      The following shall not be deemed to be "soliciting material" or to be "filed" with the Commission nor shall such information be incorporated by reference into any future filing of Intelli-Check under the Securities Act of 1933 or the Securities and Exchange Act of 1934.

      With respect to the audit of the fiscal year ended December 31, 2004, and as required by its written charter which sets forth its responsibilities and duties, we have reviewed and discussed the Company's audited financial statements with management.

      In the course of its review, we have discussed with the independent auditors those matters required to be discussed by Statement on Accounting Standards No. 61, as amended, "Communication with Audit Committees," by the Auditing Standards Board of the American Institute of Certified Public Accountants.

      We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, as amended, "Independence Discussions with Audit Committee," by the Independence Standards Board and have discussed with the auditors the auditors' independence.

      Based on the reviews and discussions referred to above, we recommended to the board of directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.

                   Audit Committee: Thomas Prendergast (Chair)
                                    Evelyn Berezin
                                    Charles McQuinn

                             PRINCIPAL SHAREHOLDERS

      The following table sets forth, as of April 21, 2005 certain information regarding beneficial ownership of Intelli-Check's common stock by each person who is known by us to beneficially own more than 5% of our common stock. The table also identifies the stock ownership of each of our directors, each of our officers, and all directors and officers as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

      Unless otherwise indicated, the address for each of the named individuals is c/o Intelli-Check, Inc., 246 Crossways Park West, Woodbury, NY 11797-2015.

      Shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise or conversion of options, warrants or other similar convertible or derivative securities are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

      The applicable percentage of ownership is based on 10,754,240 shares outstanding as of April 21, 2005.



                  NAME                                         SHARES BENEFICIALLY OWNED    PERCENT
Frank Mandelbaum (1)                                                   1,603,505             14.17

Edwin Winiarz (2)                                                        192,000              1.83

Todd Liebman (3)                                                          25,000                 *

Russell T. Embry (4)                                                      86,500                 *


Evelyn Berezin (5)                                                       136,400              1.31

Charles McQuinn (6)                                                      145,600              1.40

Jeffrey Levy (7)                                                         113,380              1.09

Arthur L. Money (8)                                                       78,000                 *

John  Hatsopoulos (9)                                                     72,600                 *

Thomas Prendergast (10)                                                   70,000                 *

Ashok Rao (11)                                                            38,000                 *

Empire State Development formerly New York State Science and
Technology Foundation (12)                                               605,000              5.85

All Executive Officers & Directors as a group (11 persons)             2,560,985             23.41


* Indicates beneficial ownership of less than one percent of the total outstanding common stock.

(1) Includes 1,024,928 shares issuable upon exercise of stock options exercisable within 60 days. Does not include 12,100 shares and 1,190 rights held by Mr. Mandelbaum's wife, for which Mr. Mandelbaum disclaims beneficial ownership

(2) Consists of 192,000 shares issuable upon exercise of stock options exercisable within 60 days.

(3) Consists of 25,000 shares issuable upon exercise of stock options exercisable within 60 days.

(4) Consists of 86,500 shares issuable upon exercise of stock options exercisable within 60 days.

(5) Includes 127,900 shares issuable upon exercise of stock options exercisable within 60 days.

(6) Includes 130,600 shares issuable upon exercise of stock options exercisable within 60 days.

(7) Includes 110,980 shares issuable upon exercise of stock options exercisable within 60 days.

(8) Includes 77,800 shares issuable upon exercise of stock options exercisable within 60 days.

(9) Includes 56,500 shares issuable upon exercise of stock options exercisable within 60 days.

(10) Includes 40,000 shares issuable upon exercise of stock options exercisable within 60 days.

(11) Consists of 38,000 shares issuable upon exercise of stock options exercisable within 60 days.

(12) Frances A. Walton, the Chief Financial Officer exercises voting and dispositive power over the shares. The address is 633 Third Avenue, New York, NY 10017

                             EXECUTIVE COMPENSATION

      The following table sets forth compensation paid to executive officers whose compensation was in excess of $100,000 for any of the three fiscal years ended December 31, 2004. No other executive officers received total salary and bonus compensation in excess of $100,000 during any of such fiscal years.

                           SUMMARY COMPENSATION TABLE

                                               Annual         Long-Term
                                            Compensation    Compensation
                                            ------------    ------------
                                                             Securities
                                                             Underlying
                                                           Options/SARS (#)
Name and Principal Position          Year     Salary($)

Frank Mandelbaum                     2004        250,000          75,000
Chairman and                         2003        250,000         100,000
Chief Executive Officer              2002        250,000         350,000

Edwin Winiarz                        2004        151,318          65,000
Senior Executive Vice President      2003        141,750          30,000
Chief Financial Officer              2002        135,000              --

Russell T. Embry                     2004        152,063          10,000
Senior Vice President                2003        150,000          12,500
Chief Technology Officer             2002        150,000          12,500

Ralph Thomas                         2004        103,855              --
Former Senior Vice President Sales   2003         11,060          50,000

      The options shown above were granted under the 1998, 1999, 2001, 2003 and 2004 Stock Option Plans as well as outside these plans and are exercisable as follows: (1) Frank Mandelbaum - 75,000 options at an exercise price of $4.37 per share, of which 25,000 options became exercisable on January 1, 2005; 25,000 options shall become exercisable on January 1, 2006 and the remaining 25,000 options shall become exercisable on January 1, 2007; 100,000 options which are currently exercisable at an exercise price of $8.22 per share and 350,000 options which are currently exercisable at an exercise price of $12.10 per share. (2) Edwin Winiarz - 50,000 options at an exercise price of $4.37 per share, of which 25,000 options became exercisable on January 1, 2005 and the remaining 25,000 options shall become exercisable on January 1, 2006; 15,000 options which are currently exercisable at an exercise price of $5.25 per share and 30,000 options which are currently exercisable at an exercise price of $8.22 per share; (3) Russell T. Embry - 10,000 options at an exercise price of $4.37 per share, of which 5,000 options are currently exercisable and an additional 5,000 options become exercisable on June 3, 2005; 12,500 options at an exercise price of $7.44 per share, which are currently exercisable and 12,500 options at an exercise price of $3.82 per share, which are currently exercisable; and (4) Ralph H. Thomas - 50,000 options at an exercise price of $7.35 per share all of which expired upon Mr. Thomas' departure from the Company. All options expire five years after the date of vesting.

      OPTION GRANTS IN LAST FISCAL YEAR

      The following table summarizes options granted during the year ended December 31, 2004 to the named executive officers:

                                                     Individual Grants
-----------------------------------------------------------------------------------------------------------------------
                                              % of Total                                    Potential Realizable Value
                             Number of          Options                                       Assumed Annual Rates of
                            Securities         Granted to       Exercise     Expiration     Appreciation for Option (1)
          Name              Underlying        Employees In       Price          Date
                              Options         2004 Fiscal                                        5%              10%
                              Granted            Year
-----------------------------------------------------------------------------------------------------------------------
Russell T. Embry                 5,000           1.3%            $ 4.37        12/03/09          $6,037         $13,340

Russell T. Embry                 5,000           1.3%            $ 4.37        06/03/10          $6,037         $13,340

Frank Mandelbaum                25,000           6.6%            $ 4.37        01/01/15         $30,184         $66,698

Frank Mandelbaum                25,000           6.6%            $ 4.37        01/01/16         $30,184         $66,698

Frank Mandelbaum                25,000           6.6%            $ 4.37        01/01/17         $30,184         $66,698

Todd Liebman                    25,000           6.6%            $ 4.57        12/10/09         $31,565         $69,751

Todd Liebman                    25,000           6.6%            $ 4.57        12/10/10         $31,565         $69,751

Todd Liebman                    25,000           6.6%            $ 4.57        12/10/11         $31,565         $69,751

Todd Liebman                   100,000          26.5%            $ 4.57        12/10/14        $126,261        $279,003

Edwin Winiarz                   15,000           4.0%            $ 5.25        07/08/14         $21,757         $48,078

Edwin Winiarz                   25,000           6.6%            $ 4.37        01/01/15         $30,184         $66,698

Edwin Winiarz                   25,000           6.6%            $ 4.37        01/01/16         $30,184         $66,698


      (1) The amounts shown as potential realizable value represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our estimate or projection of our future common stock prices. These amounts represent certain assumed rates of appreciation in the value of our common stock from the fair market value on the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
                                     VALUES

      The following table summarizes unexercised options granted through the year-end December 31, 2004 to the named executive officers:

-------------------------------------------------------------------------------------------------------------------------
                               No. of        Aggregate
                               Shares      Dollar Value                                         Value of Unexercised
              Name            Received       Received              No. of Securities                In-the-Money
                                Upon       Upon Exercise        Underlying Unexercised            Options At Fiscal
                              Exercise                            Options / Warrants              Year End 12/31/04
-------------------------------------------------------------------------------------------------------------------------
                                                             Exercisable    Unexercisable    Exercisable    Unexercisable
                                                             -----------    -------------    -----------    -------------
Frank Mandelbaum                 0               0             900,000         75,000         $675,000         $9,750
Chairman & CEO

Edwin Winiarz
Senior Executive VP & CFO        0               0             165,000         50,000                0         $6,500

Russell T. Embry
Senior VP & CTO                  0               0              82,500          5,000           $9,150           $650

Todd Liebman, Senior VP
Marketing & Operations           0               0              25,000        150,000                0              0

     EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
                                  ARRANGEMENTS

      On November 9, 2004, we entered into a new one-year employment contract with our Chairman and Chief Executive Officer, Frank Mandelbaum that was effective on January 1, 2005. The agreement provides for an annual base salary of $250,000. In addition, we granted to Mr. Mandelbaum an option to purchase 75,000 shares of common stock at an exercise price of $4.37 per share, of which 25,000 options became exercisable on January 1, 2005; 25,000 options shall become exercisable on January 1, 2006 and the remaining 25,000 options shall become exercisable on January 1, 2007.

      If there shall occur a change of control, as defined in the employment agreement, the employee may terminate his employment at any time and be entitled to receive a payment equal to 2.99 times his average annual compensation, including bonuses, during the three years preceding the date of termination, payable in cash to the extent of three months salary and the balance in shares of our common stock based on a valuation of $2.00 per share.

      On November 9, 2004, we entered into a new employment agreement with our Senior Executive Vice President and Chief Financial Officer, Edwin Winiarz, effective January 1, 2005. The agreement, which expires December 31, 2006, provides for a fixed base annual salary of $162,086. In addition, we granted to Mr. Winiarz an option to purchase 50,000 shares of common stock at an exercise price of $4.37 per share, of which 25,000 options became exercisable on January 1, 2005 and the remaining 25,000 options shall become exercisable on January 1, 2006.

      Each of the employment agreements requires the executive to devote substantially all his time and efforts to our business and contains non-competition and nondisclosure covenants of the officer for the term of his employment and for a period of two years thereafter. Each employment agreement provides that we may terminate the agreement for cause.

                            COMPENSATION OF DIRECTORS

      Non-employee directors receive a fee of $500 for attending board meetings and $250 for attendance at such meetings telephonically. They also receive a fee of $300 for each committee meeting held on a date other than that of a board meeting and are reimbursed for expenses incurred in connection with the performance of their respective duties as directors. Non-employee directors are granted 25,000 options for each full year of service. In addition, non-employee directors who are members of a committee are entitled to receive grants of stock options for each year served. The chairperson of the audit committee receives options to purchase 7,500 shares of our common stock and audit committee members receive options to purchase 3,000 shares of our common stock. Of the remaining committees, each chairperson receives options to purchase 2,500 shares of our common stock, while a committee member receives options to purchase 1,500 shares of our common stock. These options are immediately exercisable during the committee members' term and expire ten years from date of grant.

      On January 11, 2005, we issued options to purchase 60,000 shares of our common stock, at a price of $4.55, to our Vice Chairman, Ashok Rao, as compensation for providing us with advice in certain strategic and operational aspects of the business. Of these options, 10,000 vested immediately and the balance vest upon meeting certain goals.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

      Introduction. The disclosure rules of the Securities and Exchange Commission require us to provide certain information concerning the compensation of the Chief Executive Officer and other executive officers of our company. We review and recommend to our board of directors compensation of the executive officers of our company. Decisions on the compensation of our Chief Executive Officer are made by the board and salaries of other executive officers are set in relation to the salary of the Chief Executive Officer.

      Structure. Compensation of our executive officers consists of salary and stock option grants. Stock options have been used to reward executives for actions which increase shareholder value and to attract and retain high quality executives by providing long-term incentives. The Company has no bonus plan for executives nor does it provide retirement benefits. We believe our compensation policy is fair to our employees and shareholders. Our total compensation package is competitive within our industry.

      Base Salary. Since 1996, we have relied on our own informal surveys of compensation levels to gauge the reasonableness of the compensation of Frank Mandelbaum, our Chief Executive Officer. Mr. Mandelbaum's compensation was at an annual rate of $250,000 for the 2004 fiscal year which was established in February 2002 when we entered into a new three year employment agreement with him.

      All executive officer salaries are reviewed on an annual basis. In deciding on changes in the annual base salary of the Chief Executive Officer, which occurs upon employment contract renewal, the Compensation Committee considers several performance factors. Among these are operating and administrative efficiency and the maintenance of an appropriately experienced management team. The Compensation Committee also evaluates the Chief Executive Officer's performance in the area of finding and evaluating new business opportunities to establish the most productive strategic direction for our company. Salary changes for other executives are based primarily on their performance in supporting the strategic initiatives of the Chief Executive Officer, meeting individual goals and objectives set by the Chief Executive Officer, and improving the operating efficiency of our company. Also, where applicable, changes in the duties and responsibilities of each other executive officer may be considered in deciding on changes in annual salary.

      Stock Options. Stock options have been administered by the Compensation Committee of the Board of Directors. Our board and shareholders have approved four stock option plans for employees, directors and consultants of our company. Amounts available and options granted pursuant to those plans are set forth in the tables below.

             Compensation Committee:  Jeffrey Levy (Chair)
                                      John Hatsopoulos
                                      Arthur L. Money
                                      Ashok Rao

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The board of directors has established a compensation committee which is currently comprised of Mr. Levy, chairman, Mr. Hatsopoulos, Mr. Money and Mr. Rao. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with Executive Officers or Directors of the Company or another entity.

                              CERTAIN TRANSACTIONS

      On January 1, 2005, we renewed our agreement with Alexandros Partners LLC to act as consultants in advising us in financial and investor relation matters. We agreed to pay a consulting fee of $50,000 payable in 12 equal monthly installments. The agreement terminates on December 31, 2005. Mr. John Hatsopoulos, a principal of Alexandros Partners LLC, is currently a member of our Board of Directors. This transaction was approved by all of the independent directors of our Board of Directors.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

      Set forth below is a line graph comparing the cumulative total return on our common stock assuming a $100 investment as of November 19, 1999, and based on the market prices at the end of each fiscal year, with the cumulative total return of the AMEX Market Value Index and the AMEX Technology Index.

[GRAPHIC OMITTED][GRAPHIC OMITTED]

                                          Cumulative Total Return
                              -----------------------------------------------
                                      Fiscal Year Ending December 31,

                              12/99    12/00    12/01   12/02   12/03    12/04

INTELLI-CHECK, INC            100.00   97.75   163.51   62.02   71.10    40.45
AMEX MARKET VALUE (U.S.)      100.00   77.40    68.68   58.74   83.47   102.61
AMEX TECHNOLOGY               100.00   37.14    33.10   19.99   30.84    37.57

                                 PROPOSAL NO. 2

            APPROVAL OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      Our board of directors appointed Amper, Politziner & Mattia, P.C. as independent public accountants to examine Intelli-Check's financial statements for the fiscal year ending December 31, 2005. The board of directors recommends approval of such appointment

      On April 21, 2004, the Company dismissed its independent auditors, Grant Thornton LLP ("Grant Thornton"), and engaged Amper, Politziner & Mattia P.C. ("Amper") as its new independent registered public accounting firm. The change in auditors became effective immediately. This determination followed the Company's decision to seek proposals from independent accountants to audit the financial statements of the Company, and was approved by the Company's Board of Directors upon the recommendation and approval of its Audit Committee. The audit reports of Grant Thornton on the Company's financial statements for the years ended December 31, 2003 and 2002 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During our fiscal years ended December 31, 2003 and 2002, and through the date of Grant Thornton's dismissal on April 21, 2004, there were no disagreements between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Grant Thornton's satisfaction, would have caused Grant Thornton to make reference to the subject matter of the disagreement in connection with its reports.

      Representatives of Amper, Politziner & Mattia, P.C. are expected to be present at the annual meeting of shareholders with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                     PRINCIPAL ACCOUNTANT FEES AND SERVICES

      During fiscal years ended December 31, 2003 until April 21, 2004, our principal independent auditor was Grant Thornton LLP. Thereafter, our principal independent auditor was Amper, Politziner & Mattia, P.C. The services of each were provided in the following categories and amount:

AUDIT FEES

      The aggregate fees billed by Grant Thornton LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal years ended December 31, 2003, for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for fiscal year 2003 and for services performed in connection with the Company's Forms S-2 and S-3 registration statements filed in 2003, were $252,660. We were billed $10,000 by Grant Thornton LLP for fees relating to the transition to Amper, Politziner and Mattia, P.C. as our auditors during 2004.

      The aggregate fees billed by Amper, Politziner and Mattia, P.C. for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2004 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for fiscal year 2004 amounted to $78,400.

AUDIT RELATED FEES

      Other than the fees described under the caption "Audit Fees" above, Grant Thornton LLP did not bill any fees for services rendered to us during fiscal year 2003 for assurance and related services in connection with the audit or review of our financial statements. Amper, Politziner and Mattia, P.C. did not bill any fees for services rendered to us during fiscal year 2004 for assurance and related services in connection with the audit or review of our financial statements.

TAX FEES

      There were no tax fees billed by Grant Thornton LLP during fiscal year 2003. Amper, Politziner and Mattia, P.C. has not billed us for tax fees for fiscal 2004, but they did perform tax related services for us which we estimate to be approximately $3,000.

ALL OTHER FEES

      There were no fees billed by Grant Thornton LLP for other professional services rendered during the fiscal year ended December 31, 2003.

      There were no fees billed by Amper, Politziner and Mattia, P.C. for other professional services rendered during the fiscal year ended December 31, 2004.

PRE-APPROVAL OF SERVICES

      The Audit Committee pre-approves all services, including both audit and non-audit services, provided by our independent accountants. For audit services, each year the independent auditor provides the Audit Committee with an engagement letter outlining the scope of proposed audit services to be performed during the year, which must be formally accepted by the Committee before the audit commences. The independent auditor also submits an audit services fee proposal, which also must be approved by the Committee before the audit commences.

                                  OTHER MATTERS

      The Board of Directors does not know of any matters other than those mentioned above to be presented to the meeting. However, if other matters properly come before the meeting, the individual named in the accompanying proxy shall vote on such matters in accordance with his best judgment.

                                  ANNUAL REPORT

      Our annual report to stockholders concerning our operations during the fiscal year ended December 31, 2004, including audited financial statements, has been distributed to all record holders as of the record date. The annual report is not incorporated in the proxy statement and is not to be considered a part of the soliciting material.

      UPON WRITTEN REQUEST, WE WILL PROVIDE, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004, TO EACH SHAREHOLDER OF RECORD OR TO EACH SHAREHOLDER WHO OWNED OUR COMMON STOCK LISTED IN THE NAME OF A BANK OR BROKER, AS NOMINEE, AT THE CLOSE OF BUSINESS ON APRIL 21, 2005. ANY REQUEST BY A SHAREHOLDER FOR OUR ANNUAL REPORT ON FORM 10-K SHOULD BE SENT TO INVESTOR RELATIONS AT INTELLI-CHECK, INC., 246 CROSSWAYS PARK WEST, WOODBURY, NEW YORK 11797.

                  SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

      Stockholders' proposals intended to be presented at next year's Annual Meeting of Shareholders must be submitted in writing to INVESTOR RELATIONS at INTELLI-CHECK, INC., 246 CROSSWAYS PARK WEST, WOODBURY, NEW YORK 11797, no later than January 23, 2006 for inclusion in the Company's proxy statement and form of proxy for that meeting. Although proposals that are not timely submitted will not be included in the proxy statement for next year's Annual Meeting of Shareholders, the SEC rules allow proxies to grant discretionary authority to vote on matters that were not timely submitted to the Company for inclusion in the proxy statement, provided that the Company had notice of such matters no later than March 29, 2006.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the SEC. Shareholders may read and copy any reports, statements or other information that we file at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. Our public filings are also available from commercial document retrieval services and at the Internet Web site maintained by the SEC at http://www.sec.gov.

      SHAREHOLDERS SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE THEIR SHARES AT THE ANNUAL MEETING. NO ONE HAS BEEN AUTHORIZED TO PROVIDE ANY INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED MAY 13, 2005. STOCKHOLDERS SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE.


                                  By Order of the Board of Directors,

                                  Frank Mandelbaum
                                  Chairman

                                                                       EXHIBIT A


              CORPORATE GOVERNANCE AND NOMINATING COMMITTEE CHARTER

Composition and Term of Office

The Board of Directors shall designate annually three or more of its independent members to constitute members of the Nominating and Corporate Governance Committee.

Responsibilities

The Committee shall have the power and duty to:

      1. Review, at least annually, the structure of the Board to assure that the proper skills and experience are represented on the Board. At least 2/3 of the members of the Board shall be independent directors.

      2.    Recommend to the full Board:

            (a)   nominees to fill vacancies on the Board as they occur; and

            (b) prior to each annual meeting of shareholders, a slate of nominees for election or reelection as Directors by the shareholders at the annual meeting.

      3. Seek out and evaluate candidates to serve as Board members, and consider candidates submitted by shareholders of the Company in accordance with the notice provisions and procedures set forth in the by-laws of the Company.

      4. Periodically make recommendations to the Board with respect to the size of the Board.

      5. Recommend to the Board the membership of the committees of the Board.

      6. Periodically make recommendations to the Board with respect to the compensation of Board members.

      7. Make all determinations as to whether or not an individual is independent, taking into account any applicable regulatory requirements and such other factors as the Committee may deem appropriate.

      8. Make recommendations to the Board regarding corporate governance matters and practices, including formulating and periodically reviewing corporate governance guidelines to be adopted by the Board.

      9. Perform such other functions as may from time to time be assigned by the Board of Directors.

Meeting Times

The Committee shall meet prior to the annual meeting each year and at such other times as any member of the Committee may request.

The Committee may diverge from the specific activities outlined throughout this Charter as appropriate if circumstances or regulatory requirements change. In addition to these activities, the Committee may perform such other functions as necessary or appropriate under applicable laws, regulations, AMEX rules, the Corporation's certificate of incorporation and by-laws, and the resolutions and other directives of the Board.


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This Charter is in all respects subject and subordinate to the Corporation's certificate of incorporation and by-laws, the resolutions of the Board and the applicable provisions of the Delaware General Corporation Law.




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                                                                       EXHIBIT B

                             AUDIT COMMITTEE CHARTER


The Audit Committee of the Board of Directors (the "Committee") shall assist the Board of Directors in fulfilling its fiduciary and other obligations with respect to accounting and financial matters. Specifically, and without limiting the generality of the foregoing, the Committee shall:

      1. Consist of at least three qualified (solely) Independent members of the Board of Directors ("Board") appointed by the Board, each of whom is able to read and understand fundamental financial statements. The audit committee must have at least one member that has employment experience in finance or accounting, professional certification in accounting or any comparable experience or background which results in the individual's financial sophistication including being or having been a CEO, CFO or other similar senior officer financial role. The Board also appoints the chairperson of the Committee.

      2. Review the qualification, performance and independence of the Corporation's independent auditors and recommend independent auditors for appointment annually by the Board.

      3. Establish an open avenue of communications among the independent accountants, financial and senior management and the Board of Directors. Affirm that the independent accountants report directly to the Audit Committee and the Board.

      4. Review with the auditors the adequacy and effectiveness of the Corporation's system of internal financial controls and accounting practices to achieve reliability and integrity in the Corporation's financial statements, and initiate such examinations of such controls and practices as the Committee deems advisable. As part of this process, the Committee shall review the auditor's management review letter each year.

      5. Review the authority and duties of the Corporation's chief financial officer and chief accounting officer and the performance by each of them of their respective duties.

      6. As the outside auditors are ultimately accountable to the board of directors and the audit committee, the audit committee will evaluate, sole authority to select and where appropriate, replace the outside auditor(or to nominate the outside auditor to be proposed for shareholder approval in any proxy statement)

      7. Prior to the commencement of the Corporation's annual external audit, review with the Corporations' independent auditors the scope of their audit function and estimated audit fees.

      8. Subsequent to the completion of the Corporation's annual external audit, review the report and recommendations of the independent auditors with the independent auditors and the Corporations' management, as well as any difficulties encountered during the course of the audit.

      9. Review the annual and quarterly consolidated financial statements of the Corporation and other financial disclosures of the Corporation and the accounting principles being applied in such statements and disclosures.

      10. Prior to public release, review with management and the independent accountants, the financial results for the prior year including the Corporation's annual report on Form 10-K.



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      11.   Meet with the chief financial officer and the independent
            accountants, in separate executive sessions, to discuss any matters that the committee or these groups believe should be considered privately.

      12. Review the insurance programs of the Corporation including professional malpractice, general liability, director and officer liability and property insurance, and the insurers carrying the Corporation's insurance.

      13. Oversee the establishment and thereafter periodically review a corporate code of conduct and the Corporation's policies on ethical business practices.

      14.   Define a policy on corporate securities trading.

      15.   Review and reassess the adequacy of this charter on an annual basis.




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